Exhibit 4.107

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM,

INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

LICENSE

No. 111595 dated December 01, 2010

To render

local telephone communication services,
 excluding local telephone communication services
using payphones and shared-access facilities.

This license has been granted to

Closed Joint Stock Company

“COMSTAR-Regions”

Legal Entity (Individual Entrepreneur)
Primary State Registration Number
(PSRN/OGRN, OGRNIP)

1097746419913

Tax Identification Number (TIN/INN)

7704730503

Principal place of business (residence):

119121, Moscow, Smolenskaya-Sennaya Sq., 27, bldg. 2

The territory of the services is specified in appendix hereto.

This license is valid through:

December 01, 2015

This license is granted based on the decision of the licensing authority - Order No. 785 dated July 12, 2013

This license has an appendix which is as an integral part hereof and executed in two sheets

Deputy Head	(signature) O. A. Ivanov

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296

Appendix to License No. 111595**

Licensing Requirements

1.     Closed Joint Stock Company “COMSTAR-Regions” (the licensee) shall keep the term of this license.

Short company name:

CJSC “COMSTAR-Regions”

PSRN 1097746419913	TIN 7704730503

Principal place of business:

119121, Moscow, Smolenskaya-Sennaya Sq., 27, bldg. 2

2.     The licensee agrees to commence rendering of the communication services hereunder on or before December 01, 2012.

3.     The licensee shall only render the communication services hereunder in the territory of the Khanty-Mansi Autonomous Territory - Yugra.

4.     The licensee, hereunder, shall make the following available to the subscriber*:

a) access to the communications network of the licensee;

b) connections through the licensee’s data transfer network excluding connections for the purposes of voice data communication;

c) access to data communication services rendered by other communication operators whose data communication networks interact with the licensee’s communication network.

5.     The licensee agrees to render the communication services in accordance with the rules for rendering of communications services, approved by the Government of the Russian Federation.

6.     The licensee shall comply with the rules of the communications network connection and interaction, approved by the Government of the Russian Federation, when providing the communication services, connecting the local telephone network(s) of the licensee to the public communication network, connecting other communication networks to the local telephone network(s) of the licensee, transferring and keeping records of traffic in the local telephone network(s) of the licensee, transferring and keeping records of traffic from/to communication network(s) of other operators.

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7.     The licensee, when rendering the services hereunder, shall abide by the terms set for the allocation of radio bands and assignment of radio frequency or radio frequency channel.

8.     The licensee shall have a network management system of its own, meeting the network management regulations established by the Federal executive body in the sphere of telecommunications.

9.     The licensee shall meet the requirements for communication networks and facilities, established by the Federal executive authority by agreement with authorized government bodies engaged in the special investigative activities, for the purpose of carrying out such activities and other measures to prevent the disclosure of organizational and tactical methods of such activities.

11.  The licensee shall provide information on the calculating basis of the mandatory deductions (non-tax payments) to the universal service reserve in such manner and form as established by the Federal executive body in the sphere of telecommunications.

*          The services rendered hereunder may be accompanied by other services technologically and inseparably associated with local telephone services, excluding local telephone services using payphones and shared-access facilities and aimed at increasing their customer value, unless it requires a separate license.

**        This license has been issued to extend the term of the license No. 81887 dated December 01, 2010.

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Laced, numbered and sealed 3 (three) sheets

Head of Department, Maintenance of Registers of Radiofrequency Assignments and Telecommunications Licenses

(signature) I. Yu. Zavidnaya.

Jul 22, 2013.

Official seal:

MINISTRY OF TELECOM AND MASS COMMUNICATIONS OF THE RUSSIAN FEDERATION

FEDERAL SERVICE FOR SUPERVISION IN THE SPHERE OF TELECOM, INFORMATION TECHNOLOGIES AND MASS COMMUNICATIONS

PSRN 1087746736296